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Exhibit 10.32

PENN NATIONAL GAMING, INC.

NOTICE OF AWARD OF RESTRICTED STOCK

        The purpose of this Notice is to inform you that an Award of Restricted Stock of Penn National Gaming, Inc. (the "Company") has been made to you pursuant to the Penn National Gaming, Inc. 2008 Long Term Incentive Compensation Plan, as follows:

Name and Address of Grantee:
Date of Grant:
Type of Grant:	Restricted Stock Award
Number of shares:
Lapse of Forfeiture Restrictions:	shares on shares on shares on shares on	[1st anniversary of Date of Grant] [2nd anniversary of Date of Grant] [3rd anniversary of Date of Grant] [4th anniversary of Date of Grant]
OR
	shares on shares on shares on	[1st anniversary of Date of Grant] [2nd anniversary of Date of Grant] [3rd anniversary of Date of Grant]
OR
	shares on shares on	[4th anniversary of Date of Grant] [5th anniversary of Date of Grant]

        The Award is subject to all the terms and conditions of the Penn National Gaming, Inc. 2008 Long Term Incentive Compensation Plan, which is available upon request.

GRANTEE
Date:
PENN NATIONAL GAMING, INC.
Date:
	By:	Robert S. Ippolito
	Title:	Vice President, Secretary and Treasurer

PENN NATIONAL GAMING, INC.
RESTRICTED STOCK AWARD AGREEMENT

        All Restricted Stock is subject to the provisions of the 2008 Long Term Incentive Compensation Plan (the "Plan") and any rules and regulations established by the Compensation Committee of the Board of Directors of Penn National Gaming, Inc. A copy of the Plan is available upon request. Unless specifically defined herein, words used herein with initial capitalized letters are defined in the attached Notice or the Plan.

        The terms provided herein are applicable to the Restricted Stock Award specified in the attached Notice. Different terms may apply to any prior or future awards under the Plan.

I.     PAYMENT FOR SHARES

        There is no exercise price or other payment required from you in exchange for this Restricted Stock Award.

II.    FORFEITURE RESTRICTIONS/LAPSE OF RESTRICTIONS

        This Restricted Stock Award is subject to forfeiture until lapse of such forfeiture restrictions as set forth below. The lapse of such forfeiture restrictions means that the Common Stock subject to the Award shall, thereafter, be fully transferable by you, subject to compliance with Section VIII of this Award Agreement. Until the lapse of such forfeiture restrictions you may not sell, transfer, pledge or otherwise dispose of the shares of Common Stock subject to this Restricted Stock Award.

        The forfeiture restrictions on this Restricted Stock Award shall lapse in [25% installments on each of the first, second, third and fourth anniversaries of the Date of Grant] OR [33.33% installments on each of the first, second and third anniversaries of the Date of Grant] OR [50% installments on each of the fourth and fifth anniversaries of the Date of Grant].

        In addition, the forfeiture restrictions on this Restricted Stock Award shall lapse in their entirety as of the occurrence of any of the following events:

        A.    Your service as an Employee or Director of the Company, as applicable, terminates because of your death or Disability; or

        B.    A Change of Control (as defined in the Plan) occurs.

There are no additional events or occurrences that shall lead to lapse of any forfeiture restrictions on this Award.

III.  FORFEITURE

        If your service as an Employee or Director of the Company, as applicable, terminates for any reason (except as otherwise provided for in the Plan or this Award Agreement), then all of the Restricted Stock that remains subject to forfeiture restrictions at such time shall be cancelled and forfeited. This means that the Restricted Stock will immediately revert to the Company. You will receive no payment for shares of Restricted Stock that are forfeited.

IV.    LEAVES OF ABSENCE

        For purposes of this Award, your service as an Employee or Director, as applicable, does not terminate when you go on a leave of absence recognized under the Plan. Your service will terminate when the leave of absence ends, however, unless you immediately return to active service in the applicable capacity.

V.     STOCK CERTIFICATES

        The Restricted Stock, or any part thereof, may be represented by certificates or may be notated the form of uncertificated shares. The rights and obligations of the holder of shares represented by a certificate and the rights and obligations of the holder of uncertificated shares of the same class and series shall be identical. During the Restricted Period the shares underlying this Restricted Stock Award will be held for you by the Company. After the lapse of any applicable forfeiture restrictions, the shares of Common Stock will be released to you in the form of a stock certificate or uncertificated shares at your option.

VI.   VOTING AND DIVIDEND RIGHTS

        You may vote your Restricted Stock and you will receive any dividends paid with respect to your Restricted Stock even before the lapse of forfeiture restrictions. Dividends with respect to your Restricted Stock will be paid on the same date or dates that dividends are payable on the Common Stock to Company shareholders generally.

VII. WITHHOLDING TAXES

        No stock certificate or other evidence of shares of Common Stock will be released or issued to you unless you have made arrangements, acceptable to the Company, to pay any withholding taxes that may be due as a result of the lapse of the forfeiture restrictions. In accordance with the Plan, you are authorized to make payment of any such withholding tax in cash, by payroll deduction, by authorizing the Company to withhold shares of Common Stock from this Award or by surrendering to the Company shares of Common Stock that you already own. In the event you elect to authorize the Company to withhold shares of Common Stock from this Award, you can only authorize the retention of shares of Common Stock equal to the minimum tax withholding obligation. The Fair Market Value of the shares of Common Stock retained by the Company or surrendered by you shall be determined in accordance with the Plan as of the date the tax obligation arises.

VIII.  RESTRICTIONS ON RESALE

        By signing this Award Agreement, you agree not to sell any shares of Common Stock free from the forfeiture restrictions of this Award at a time when applicable laws or Company policies would prohibit a sale. This restriction will apply as long as you are an Employee or Director of the Company, as applicable.

IX.   NO RIGHT TO CONTINUED SERVICE

        This Restricted Stock Award does not give you the right to continue in service with the Company in any capacity. The Company reserves the right to terminate your services at any time, with or without cause, subject to any employment agreement or other contract.

X.    ADJUSTMENTS

        In the event of a stock split, a stock dividend or a similar change in the Common Stock, the number of shares of Restricted Stock that remain subject to forfeiture will be adjusted accordingly.

XI.   APPLICABLE LAW

        This Award Agreement will be interpreted and enforced under the laws of the Commonwealth of Pennsylvania, without regard to its choice of law provisions.

XII. ENTIRE AGREEMENT/AMENDMENT

        The text of the Plan is incorporated in this Award Agreement by reference.

        This Award Agreement and the Plan constitute the entire understanding between you and the Company regarding this Award. Any prior agreements, commitments or negotiations concerning this Award are superseded. This Award Agreement may be amended in a way that is adverse to you or your beneficiaries only by another written agreement, signed by both parties, otherwise, the rights of the Board or Grantor as set forth in the Plan control as to any modification, alteration or amendment of this Award.

BY SIGNING THE ATTACHED NOTICE,
YOU AGREE TO ALL OF THE TERMS AND CONDITIONS
DESCRIBED IN THIS AWARD AGREEMENT AND IN THE PLAN.

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PENN NATIONAL GAMING, INC. NOTICE OF AWARD OF RESTRICTED STOCK